UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2008

CHINA BROADBAND, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-19644 (Commission File Number)	20-1778374 (IRS Employer Identification No.)

1900 Ninth Street, 3rd Floor Boulder, Colorado 80302 Telephone No.: (303) 449-7733 (Address and telephone number of Registrant's principal executive offices and principal place of business)
(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K and other reports filed by China Broadband, Inc. (the “company” ,“we”, “us” or “our”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the management of the company as well as estimates and assumptions made by its management. When used in our filings, the words “may”, “will”, “should”, “estimates”,  “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the company or its management, identify forward looking statements. Such statements reflect the current view of the company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the company. Such forward-looking statements include statements regarding, among other things:

•
our ability to satisfy our remaining obligations under our agreements with respect to our acquisition of the cable broadband business of Jian Guangdian Jiahe Digital Television Co., Ltd. located in mainland People’s Republic of China (the “PRC” or “China”),

•	unfavorable exchange rates that make new acquisitions and satisfaction of our obligations in the PRC more expensive,
•	our ability to successfully expand to profitability our recently acquired television programming publication joint venture in the PRC, as disclosed in this report,
•
a complex and changing regulatory environment in the PRC that currently permits only partial foreign ownership of PRC based businesses and that requires us to negotiate, acquire and maintain separate government licenses to operate each internet business that we would like to acquire (or any other business we would like to acquire in the PRC),

•	our ability to obtain government consent to introduce certain new services to existing or new customers,
•
our ability to implement complex operating and revenue sharing arrangements that will enable us to consolidate our financial statements with our prospective partially owned PRC based business, and to modify and adapt these business arrangements from time to time to satisfy United States accounting rules,

•	our ability to enter into agreements with and to consummate acquisitions of, other broadband or other businesses in the PRC in the Shandong region and elsewhere,
•	socio-economic changes in the regions in the PRC that we intend to operate in that affect consumer internet subscriptions,
•	the ability of the PRC government to terminate or elect to not renew any of our licenses for various reasons or to nationalize our industry, and
•	our anticipated needs for working capital.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the receipt by the Company of 390,000 shares (the “Shares”) of China Cablecom Holdings, Ltd. (“China Cablecom Holdings”) from Clive Ng, in connection with the Settlement Agreement entered into as of January 9, 2008 between the Company, China Broadband, Ltd., China Cablecom Holdings, Ltd., Clive Ng and certain other parties, the Company entered into a lock up agreement with China Cablecom Holdings with respect to the Shares, containing substantially similar lock up restrictions as in effect with Mr. Ng’s shares of China Cablecom Holdings, dated as of April 24, 2008 (the “Lock Up Agreement”).

Pursuant to the Lock Up Agreement, the Company has agreed that without the consent of China Cablecom Holdings, except as otherwise provided in the Lock Up Agreement (i) until the earlier of the date (the "Trade Commencement Date"), that (x) is six months after April 9, 2008 , and (y) a registration statement with respect to such Shares, shall be declared effective by the Securities and Exchange Commission, the Company shall not directly or indirectly offer, sell, contract to sell, gift, exchange, assign, pledge or otherwise encumber or dispose of the Shares (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition, (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), or any affiliate of the Company other than China Cablecom Holdings, or any person in privity with the Company or any affiliate of the Company, other than China Cablecom Holdings), directly or indirectly, including the establishment or increase in a put equivalent position or liquidation or decrease in a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder (each of the foregoing referred to as a "Disposition"); (ii) for a period of 6 months after the Trade Commencement Date, not to effect a Disposition of more than 33⅓% of his Closing Shares and Escrow Shares, if any such Escrow Shares have been released as of such time and (iii) for a period of 12 months after the Trade Commencement Date not to effect a disposition of more than 66⅔% of the Shares, if any such Escrow Shares have been released as of such time.

The foregoing is a summary only of the Lock Up Agreement, a copy of which is filed as an exhibit to this report, the contents of which are incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets

The Company previously reported, (Current Report on Form 8-K dated March 7, 2008 and Annual Report on Form 10-KSB for year ended December 31, 2007), the entry, through its indirect subsidiary in the PRC, Ji’Nan Zhongkuan Dian Guang Information Technology Co. (“Jinan Zhong Kuan”), into a Cooperation Agreement (the “Cooperation Agreement”) by and among itself, Shandong Broadcast & TV Weekly Press and Modern Movie & TV Biweekly Press, each PRC companies (collectively “Shandong Newspaper”). The Cooperation Agreement provided for, among other terms, the creation of a joint venture entity in the PRC, Shandong Lushi Media Co., Ltd. ( “Shandong Media”) that would own and operate Shandong Newspaper’s television program guide, newspaper and magazine publishing business in the Shandong region of the PRC (the “Shandong Newspaper Business”) which businesses were previously owned and operated by the Shandong Newspaper entities pursuant to exclusive licenses.

Effective as of April 24, 2008, the Company completed the foregoing joint venture acquisition of the Shandong Newspaper Business in accordance with the Cooperation Agreement.

Acquisition Cost and General Terms and Structure

Under the terms of the Cooperation Agreement and related transaction documents, the Shandong Newspaper entities contributed their entire Shandong Newspaper Business (as more fully described below) and certain employees, to Shandong Media in exchange for a 50% stake in Shandong Media, with the other 50% of Shandong Media to be owned by our Jinan Zhong Kuan operating subsidiary. In exchange therefore, the Company paid initial consideration on the part of Jinan Zhong Kuan of 10 million RMB (approximately US $1,500,000 based on current exchange rates) which shall be contributed to Shandong Media as working and acquisition capital, of which the Company has already paid 2 million RMB (or approximately US $300,000) in early March 2008 as a down payment.

Additional consideration of between 5 million RMB and 20 million RMB, depending on the Shandong Media joint venture’s net profit during the one year following the closing of the transaction shall also be paid as set forth below, for a total maximum purchase price of 30 million RMB (approximately US $4,500,000 based on current exchange rates).

Shandong Newspaper Business

The Shandong Newspaper Business being acquired from Shandong Newspaper by the Shandong Media joint venture includes the distribution of periodicals, the publication of advertising, the organization of public relations events, the provision of information related services, copyright transactions, the production of audio and video products, the provision of audio value added communication services. The Cooperation Agreement also provides that these businesses will be operated primarily by employees contracted to Shandong Media through secondment by the respective Shandong Newspaper entities.

In addition, the Shandong Newspaper entities are required to enter into an Exclusive Advertising Agency Agreement and an Exclusive Consulting Services Agreement with Shandong Media which require that the Shandong Newspaper entities shall appoint Shandong Media as its exclusive advertising agent and provider of technical and management support for a fee.

The periodicals published by Shandong Newspaper include:

Shandong Broadcast & TV Weekly (Newspaper)

Established in 1954, Shandong Newspaper is the provincial TV programming guide & general entertainment newspaper with what management believes is the longest operating history in the nation. Publishing on weekly basis, it has been maintaining 80,000 average copy in circulation per week. According to CTR (CCTV Research Co. Ltd)’s rating report, Shandong Broadcast & TV Weekly Newspaper enjoys on average half a million readership on weekly basis.

Target readership of Shandong Broadcast & TV Weekly mostly concentrates in middle-age to senior readers in Shandong region and is the most welcomed general entertainment newspaper among this segment of readership in Shandong.

TV Weekly Magazine

TV Weekly Magazine is a national PRC magazine title, ranked among China’s top 5 TV Guide & general entertainment magazines. Publishing on weekly basis, this magazine reaches average circulation of 40,000 copies in Shandong region. Industry leader of Shanghai TV Weekly reaches 300,000 copies sales on weekly basis, setting a bar for regional TV Guide magazine for TV Weekly. The unique national publishing title encourages TV Weekly to expand it’s target market to neighboring regions in northern China.

Mordern Movie Times Magazine (Bi-Weekly)

Modern Movie Time magazine is published jointly by Shandong TV Drama and Movie Production Center and Shandong TV Station. Ranked among the top 100 magazine for 5 consecutive years in China, it’s among the most popular fans magazine in north China region. Modern Movie Time magazine reaches 100,000 copies in circulation on bi-weekly basis in year 2007.

Additional information relating to the acquisition of the Shandong Newspaper Business and the Cooperation Agreement itself, as well as additional consideration to be paid in the event that certain performance thresholds are met, are set forth in the Current Report on Form 8-K, dated March 7, 2008 and the Annual Report on Form 10-KSB for the year ended December 31, 2007, the provisions of which (including the exhibits) are incorporated by reference herein.

No assurance can be made that this acquisition or our goal of increase revenues and in turning Shandong Newspaper profitable will be successful. Our plans and intentions are regularly subject to change, risks and other uncertainties as outlined herein and in our “Forward Looking Statements” above and “Risk Factors” in our Annual Report on Form 10-KSB for the year ended December 31, 2007.

Item 7.01 Regulation FD Disclosure

On April 30, 2008, the Company distributed a press release relating to the joint venture acquisition of the Shandong Newspaper Business. A copy of this press release is furnished as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

To be filed by amendment.

(b) Pro forma financial information.

To be filed by amendment.

(c) Shell company transactions.
Not applicable.

(d) Exhibits.

The Exhibits to this report are listed in the Index to Exhibits which immediately follows the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BROADBAND, INC.

Date: April 30, 2008	By:	/s/Marc Urbach
President

 INDEX TO EXHIBITS

Exhibits	Description
10.1	Exclusive Advertising Agency Agreement*
10.2	Exclusive Consulting Services Agreement*
10.3	Form of Lock Up Agreement between the Company and China Cablecom Holdings, Ltd.
99.1	Press Release Relating to Shandong Newspaper Joint Venture.

  *To be filed by amendment.